UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 3, 2005

Date of report (date of earliest event reported)

EMISPHERE TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10615

(Commission File Number)

13-3306985

(I.R.S. Employer Identification Number)

765 Old Saw Mill River Road, Tarrytown, New York	10591

(Address of principal executive offices)	(Zip Code)

914-347-2220

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 8.01 Other Events

On March 3, 2005, Emisphere Technologies, Inc. (the “Company”) re-filed its Amendment No. 2 to its Registration Statement on Form S-3 (File Number 333-117230) (“Amendment No. 2”) filed with the Securities and Exchange Commission utilizing a “shelf” registration process.  The Company had previously attempted to file Amendment No. 2 on February 1, 2005; however, a “tag” error caused the filing to be made under the incorrect form type.  To correct this error, the Company has filed a Form RW requesting that the erroneous filing be withdrawn and, as stated, has re-filed Amendment No. 2 under the correct form type.  No changes or modifications were made to Amendment No. 2 between the filing on February 1, 2005 and the filing on March 3, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMISPHERE TECHNOLOGIES, INC.

Date: March 3, 2005	By:	/s/ ELLIOT M. MAZA

	Name:	Elliot M. Maza
	Title:	Chief Financial Officer

3